Exhibit 10.1
FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is dated for reference purposes only as of July 10 , 2025 (the “Effective Date”), by and between BAY MEADOWS STATION 3
INVESTORS, LLC, a Delaware limited liability company (“Landlord”), and FRESHWORKS INC., a Delaware corporation (“Tenant”).
RECITALS

A.Pursuant to that certain Lease dated as of September 20, 2018 (the “Existing Lease”) by and between Landlord and Tenant, Tenant leased from Landlord certain premises (the “Existing Premises”) comprised of approximately 21,778 rentable square feet (as measured at the time pursuant to the then-current BOMA standards), identified as Suite 201, within that certain building having an address of 2950 South Delaware, known as Bay Meadows Station 3 and located in San Mateo, California (the “Building”).
B.Concurrently herewith, Landlord is consenting to the Workday Sublease (as defined below), pursuant to which Subtenant is subleasing from Workday (as defined below) the remainder of the rentable area located on the second floor of the Building, being the entirety of the premises demised to Workday under Workday’s existing lease at the Building (the “Workday Lease”) and for the remainder of the term of the Workday Lease.
C.The term of the Existing Lease expires on July 31, 2026 and the term of each of the Workday Lease and the Workday Sublease expires November 30, 2028.
D.Landlord and Tenant desire to amend the Existing Lease (i) to extend the term of the Existing Lease for a period of sixty (60) months in place of Tenant’s exercising its option to extend the term pursuant to the Existing Lease, (ii) to add to the Existing Premises the remainder of the second floor of the Building (being the same premises that is currently subleased to Tenant under the Workday Sublease) upon expiration of the term of the Workday Sublease, (iii) to grant to Tenant an option to further extend the term of the Lease, and (iv) to make certain other amendments to the Existing Lease, all subject to, and on the basis of, the terms, covenants and conditions hereinafter set forth. The Existing Lease, as amended by this Amendment, is referred to as the “Lease.”
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Use of Defined Terms; Recitals; Effective Date.
1.1Definitions; Recitals. Unless otherwise defined herein or unless the context clearly requires otherwise, all capitalized terms used herein shall have the meanings ascribed to them in the Existing Lease. The provisions of the Recitals above are fully incorporated herein by this reference.
1.2Effective Date. Unless otherwise specifically provided herein, all provisions of this Amendment shall be effective as of the Effective Date.

Exhibit 10.1

2.Extension of Term. The Term of the Lease is hereby extended for a period of sixty (60) months commencing on August 1, 2026. The definitions of “Term” and “Expiration Date” in the Basic Lease Information of the Existing Lease are hereby deleted in their entirety and replaced with the following definitions and the definition of “Extension Term Commencement Date” and “Expansion Premises Commencement Date” are hereby added as follows:
Extension Term
Commencement Date    August 1, 2026

Term:    The eighty-eight (88) months that commenced on the Term Commencement Date (i.e., April 1, 2019) and an additional sixty (60) months commencing on the Extension Term Commencement Date and, unless terminated earlier in accordance with this Lease, ending on the Expiration Date.

Expansion Premises
Commencement Date    December 1, 2028
Expiration Date:    July 31, 2031

3.Project, Building and Premises. Since the Lease Date, the Building and Project have been remeasured by Landlord in accordance with Office Buildings: Methods of Measurement and Calculating Rentable Area (ANSI/BOMA z65.1 – 2017) and the development plans of the Project have been modified such that the Project may potentially include additional office buildings and shall no longer include a separate parking garage. As of the Extension Term Commencement Date, the definition of “Project,” “Building,” and “Premises” set forth in the Basic Lease Information of the Existing Lease are hereby deleted in their entirety and replaced with the following definitions:
Project:    The commercial project constructed (or to be constructed) by Landlord or affiliates of Landlord located in San Mateo, California, that is currently comprised of five (5) office buildings (and may be comprised of up to seven (7) office buildings), which include (or may include) ground floor retail space, a school building, retail space within certain non- commercial buildings, parking facilities, and Common Areas (as defined in Paragraph 4.1), as depicted on Exhibit B.
Building:    The approximately 179,667 rentable square foot building within the Project, having an address of 2950 South Delaware and commonly known as Station 3, as depicted on Exhibit A.
Premises:    Approximately 22,666 rentable square feet located on the 2nd floor of the Building, known as Suite 201, as depicted on Exhibit A-1.

Exhibit 10.1

4.Lease of Expansion Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord the approximately 32,326 rentable square located on the 2nd floor of the Building, known as Suite 202, commencing on the Expansion Premises Commencement Date. As of the Expansion Premises Commencement Date, a new definition of “Expansion Premises” is hereby added as follows and the definition of “Premises” set forth in the Basic Lease Information (as amended pursuant to Section 3 of this Amendment) is hereby deleted in its entirety and replaced with the following:
Expansion Premises:    Approximately 32,326 rentable square located on the
2nd floor of the Building, formerly known as Suite 200, as depicted on Exhibit A-1.
Premises    Approximately 54,992 square feet located on the 2nd floor of the Building, comprising the entirety of the rentable area of the 2nd floor, to be known as Suite 201, as depicted on Exhibit A-1.
From and after the Expansion Premises Commencement Date, all references in the Existing Lease to the “Premises” shall include the “Expansion Premises” unless otherwise provided herein, and the Premises, as so comprised, shall be known as Suite 201.
5.Base Rent. The reference to “Expiration Date” in the penultimate row of the existing table of Base Rent in the Basic Lease Information of the Existing Lease is hereby amended to be a reference to “July 31, 2026” and the last row in the existing table of Base Rent (referencing the extension option under the Existing Lease) is hereby deleted. Base Rent commencing on the Extension Term Commencement Date (i.e., August 1, 2026) shall be as set forth in the following table, which is hereby added to the Basic Lease Information:
Base Rent:

Period	Rentable Square Footage	Monthly Base Per Square Foot	Monthly Base Rent
August 1, 2026 to July 31, 2027*	22,666	$6.18	$140,075.88
August 1, 2027 to July 31, 2028	22,666	$6.37	$144,382.42
August 1, 2028 to November 30, 2028	22,666	$6.56	$148,688.96
December 1, 2028 to July 31, 2029	54,992	$6.56	$360,747.52
August 1, 2029 to July 31, 2030	54,992	$6.75	$371,196.00
August 1, 2030 to July 31, 2031	54,992	$6.96	$382,744.32
Extension Option	As determined pursuant to Paragraph 3.2
*Rent is subject to abatement as provided in Paragraph 6.3 of this Lease.

Exhibit 10.1

6.Tenant’s Proportionate Share. As of the Extension Term Commencement Date, the definition of Tenant’s Proportionate Share in the Basic Lease Information of the Existing Lease is hereby deleted in its entirety and replaced with the following definition:
Tenant’s
Proportionate Share:    From the Extension Term Commencement Date to the
date immediately preceding the Expansion Premises Commencement Date, 12.61% except with respect to certain Cost Pools, as more fully described in Paragraph 7.3.

As of the Expansion Premises Commencement Date, 30.61% except with respect to certain Cost Pools, as more fully described in Paragraph 7.3.
7.Future Remeasurement. Landlord has agreed that prior to expiration of the extended term provided by this Amendment (i.e., prior to August 1, 2031), Landlord shall not have the right to remeasure the Premises. As such, Paragraph 1 of the Existing Lease is hereby deleted in its entirety and replaced with the following:
1.    PREMISES
Landlord leases to Tenant and Tenant leases from Landlord upon the terms and conditions hereinafter set forth the Premises (as defined in the Basic Lease Information). If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. In connection with any future extension of the Term beyond the Expiration Date, Landlord may remeasure the Premises and the Building in accordance with generally accepted remeasurement standards selected by Landlord and adjust the square footage of the Premises and the Building and Tenant’s Proportionate Share based on such remeasurement. Landlord and Tenant acknowledge that physical changes may occur from time to time in the Premises or Building, which may result in an adjustment in Tenant’s Proportionate Share, as provided in Paragraph 7.1.
8.Delivery of Expansion Premises; Condition of Expansion Space. A new Paragraph 2.3 is hereby added to the Existing Lease as follows:
2.3. Delivery of Expansion Premises. Tenant is currently subleasing the Expansion Premises pursuant to that certain Sublease dated July 7, 2025 between Workday, Inc., a Delaware corporation (“Workday”), as sublandlord, and Tenant, as subtenant (the “Workday Sublease”). As such, delivery by Landlord of possession of the Expansion Premises on the Expansion Premises Commencement Date shall not be necessary but Tenant shall be deemed to have accepted possession of the Expansion Premises under this Lease as of the Expansion Premises Commencement Date in its then existing condition, “as-is”, without representation or warranty by Landlord and with no obligation of Landlord to perform any construction or other work of improvement upon the Premises (including the Expansion Premises), or contribute to the cost of any of the foregoing, except as expressly set forth in Paragraph 42, and subject to Landlord’s

Exhibit 10.1

ongoing obligations expressly set forth in this Lease. Without limiting the generality of the foregoing, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises (including both the Expansion Premises and the originally-demised Premises), the Building, or the Project, the suitability of the Expansion Premises for Tenant’s use, the condition, capacity or performance of the Base Building Improvements or the identity of other tenants or potential tenants of the Project. Tenant’s possession of the Expansion Premises as of the Expansion Premises Commencement Date shall be pursuant to all of the terms, conditions and covenants of this Lease.
9.Extension Option. Landlord hereby grants to Tenant one (1) option to extend the Term for a successive period of three (3) years commencing on the first day following the Expiration Date (as amended by this Amendment), and otherwise on the same terms and conditions as set forth in Paragraph
3.2 of the Existing Lease.
10.Abatement of Rent. Paragraph 6.3 of the Existing Lease is hereby deleted in its entirety and replaced with the following:
1.3Rent Abatement
1.3.1Abatement of Rent. Tenant shall have no obligation to pay Base Rent (the “Rent Abatement”) for the period commencing on August 1, 2026 through November 30, 2026 (the “Rent Abatement Period”). Tenant acknowledges and agrees that the Rent Abatement has been granted to Tenant as additional consideration for entering into the first amendment to this Lease, and for agreeing to pay the Rent and performing the terms and conditions otherwise required under this Lease. If an Event of Default occurs during the Rent Abatement Period, then Tenant’s right to any then unapplied Rent Abatement shall toll (and Tenant shall be obligated to pay Base Rent during any remaining Rent Abatement Period) until Tenant has cured such Event of Default to Landlord’s reasonable satisfaction, and at such time, if this Lease has not been terminated by Landlord as a result of the Event of Default, Tenant shall be entitled to receive any unapplied Rent Abatement until fully applied. No such tolling by Landlord of the Rent Abatement shall constitute a waiver of any Event of Default or any election of remedies by Landlord. The Rent Abatement is granted for the Base Rent payable for the initial four (4) months of the term as extended by the first amendment to this Lease only; there shall be no abatement of Base Rent concession with respect to the leasing of the Expansion Premises.
1.3.2Rent Abatement Purchase. At any time during the term of this Lease, Landlord shall have the right to purchase any unapplied Rent Abatement by paying to Tenant an amount equal to the Rent Abatement Purchase Price. As used herein, “Rent Abatement Purchase Price” shall mean any then unapplied Rent Abatement remaining as of the date of payment of the Rent Abatement Purchase Price by Landlord. If Landlord exercises its right to purchase the unapplied Rent Abatement effective during the Rent Abatement Period on a date other than the 1st day of any month during the Rent Abatement Period, the Rent Abatement Purchase Price shall be prorated for the period of time in which the right to purchase is exercised and Tenant shall pay Base Rent on a prorated basis for the remaining days in such month after the effective date of the

Exhibit 10.1
exercise of such purchase right. For the avoidance of doubt, in no event shall Tenant’s aggregate obligation to pay Base Rent during the remaining Rent Abatement Period following the purchase of the Rent Abatement be in excess of (a) the amount of Base Rent due under the Lease for such remaining Rent Abatement Period and (b) the amount of the Rent Abatement Purchase Price paid by Landlord to Tenant.
11.Accessibility. To Landlord’s actual knowledge, the property being leased pursuant to this Lease (including the originally-demised Premises and the Expansion Premises) has not undergone inspection by a Certified Access Specialist (CASp). The foregoing verification is included in this Lease solely for the purpose of complying with California Civil Code Section 1938 and will not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance with construction-related accessibility standards as provided under this Lease. Landlord makes no representations, express or implied, as to the compliance of the Premises or the Project with applicable construction-related accessibility standards. As specified in California Civil Code Section 1938: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Tenant shall be solely responsible for
(a) any CASp inspection fees, if Tenant elects to obtain a CASp inspection, and (b) any costs related to addressing and/or correcting any violations of construction-related accessibility standards within the Premises as a result of any CASp inspection obtained by Tenant.
12.Operating Expenses. As of the Extension Term Commencement Date and the Expansion Term Commencement Date, Tenant shall pay, as Additional Rent, Tenant’s Proportionate Share of Operating Expenses in the manner set forth in Paragraph 7 of the Existing Lease, which Proportionate Share shall be determined based on the then demised rentable square footage of the Premises as set forth in the Basic Lease Information. For the avoidance of doubt, from and after the Effective Date of this Amendment through and including the date immediately preceding the Extension Term Commencement Date, the definition of Tenant’s Proportionate Share will remain as set forth in the Basic Lease Information of the Existing Lease.
13.Warranty. Paragraph 10.2 of the Existing Lease is hereby deleted in its entirety.
14.Signage. Paragraph 13 of the Existing Lease is hereby amended to, as of the Effective Date, (a) add a new Paragraph 13.1.6 as follows and (b) delete in its entirety Paragraphs 13.1.2 and 13.5 and replace such Paragraphs with the following new Paragraphs 13.1.2 and 13.5:
13.1.2 Ground Floor Lobby Sign. Subject to the terms and conditions set forth in this Paragraph 13, Tenant shall have the right, at Tenant's sole cost and expense, to install signage in the lobby of the Building as follows: (a) one (1) sign on an interior wall of the lobby located on the first floor of the Building identifying Tenant within the location outlined in red on Exhibit J-1 and (b) one (1) sign on the interior of the glass entrance to the lobby of the Building identifying Tenant within the location outlined in red on Exhibit J-2 (collectively, the “Lobby Sign”) provided that (i) such signage shall

Exhibit 10.1
comply with all Applicable Laws, (ii) the name, logo, typeface, material and graphic format of such signage and the exact location of such signage shall be subject to Landlord’s prior approval, (iii) only vinyl film may be used for the signage to be installed on the glass entrance, and (iv) the Lobby Sign installed by Tenant in either location shall not exceed Tenant’s Proportionate Share of the total signage in each location that is available to the tenants of the Building; provided, however, that Tenant shall not be required to replace its Lobby Sign once installed in order to remain in compliance with this clause (iv) as Landlord provides future signage rights to other tenants in the Building. Landlord hereby approves the name “Freshworks” and Tenant’s current logos as depicted on Exhibit H for use on the Lobby Sign. Landlord shall not unreasonably withhold, condition or delay its consent to any updated logo of Tenant should Tenant desire to replace its Lobby Sign to incorporate such updated logo.
* * *
13.1.6 Additional Signage Installed Pursuant to Workday Sublease. Upon execution of the Workday Sublease, any rights to install an exterior monument sign granted to Workday terminated. Pursuant to Landlord’s consent to the Workday Sublease, Landlord agreed to the rights of Tenant to install an exterior monument sign upon the terms and conditions set forth therein. Upon the Expansion Premises Commencement Date, Landlord shall not require Tenant to remove any exterior monument sign installed by Tenant pursuant to the terms of the consent to the Workday Sublease provided that, upon the Expansion Premises Commencement Date, such sign shall be deemed a Tenant Exterior Monument Sign under Paragraph 13.1 of this Lease and shall be subject to the terms and conditions of Paragraph 13 applicable thereto.
* * *
13.5    Rights Personal and Leasing Requirement. Tenant's right to install Tenant's Exterior Monument Sign and Lobby Sign is personal to the Original Tenant (i.e., Freshworks Inc.) or an assignee assuming the Lease in its entirety or a subtenant subleasing the entirety of the Premises provided that the Transfer to such assignee or subtenant has been approved by Landlord pursuant to Paragraph 22 or is a Permitted Transfer. No other assignee or subtenant shall have any right to install Tenant's Exterior Monument Sign or Lobby Sign pursuant to this Paragraph 13. In addition, if at any time the then Tenant permitted to install Tenant’s Exterior Monument Sign and Lobby Sign (as provided in the first sentence of this Paragraph 13.5) is leasing less than a full floor of the Building, Tenant's rights to install Tenant's Exterior Monument Sign and Lobby Sign shall automatically terminate and be of no further force or effect. It is acknowledged and agreed that Tenant is (and is deemed to be) leasing a full floor of the Building as of the effective date of the first amendment to this Lease.
15.EV Charging Stations. A new Paragraph 37.3 is hereby added to the Existing Lease:
37.3 Additional EV Charging Stations. Tenant shall have the right, at its sole cost and expense (subject to application of the Additional Tenant Improvement Allowance), to install electric vehicle chargers in the Building’s Subterranean Parking Facility to allow for charging of electric vehicles for Tenant’s exclusive use provided

Exhibit 10.1
that such electric vehicle chargers shall be installed in parking spaces that are included in the number of parking spaces allocated to Tenant in the Basic Lease Information. Such installation of additional electrical vehicle chargers by Tenant shall be a Tenant Improvement and subject to the Tenant Improvement Agreement or an Alteration and subject to the terms and provisions of Paragraph 12, as applicable.
16.Tenant Improvement Allowance. A new Paragraph 42 is hereby added to the Existing Lease as follows:
42ADDITONAL TENANT IMPROVMENTS
42.1Additional Tenant Improvement Allowance. Landlord will contribute to the hard and soft costs of the design and construction of any alterations, additions and improvements that Tenant may deem necessary or appropriate to prepare the Expansion Premises for the initial occupancy by Tenant pursuant to the Workday Sublease, to refurbish the improvements or construct new improvements to the originally- demised Premises pursuant to this Lease, and/or to remove the existing corridor between the originally-demised Premises and Expansion Premises, as Tenant may determine (collectively, the “Additional Tenant Improvements”), which contribution shall be in the following amounts: (a) the lesser of (i) Five Hundred Sixty Six Thousand Six Hundred Fifty and 00/100 Dollars ($566,650.00) (calculated at the rate of $25.00 per square foot of remeasured rentable area in the originally-demised Premises) plus (ii) Three Hundred Twenty Three Thousand Two Hundred Sixty and 00/100 Dollars ($323,260.00) (calculated at the rate of $10.00 per square foot of rentable area in the Expansion Premises)(for a total allowance of Eight Hundred Eighty-Nine Thousand Nine Hundred Ten and 00/100 Dollars $889,910.00), or (b) the actual cost of Permitted Allowance Items (as defined in Paragraph 42.2) for the Additional Tenant Improvements (the “Additional Tenant Improvement Allowance”).

42.2Use of Additional Tenant Improvement Allowance. The Additional Tenant Improvement Allowance shall be disbursed by Landlord only for the payment or reimbursement of the following items and costs (collectively, the “Permitted Allowance Items”): (a) costs of preparing the plans (including all costs of Tenant’s architect, engineers and any other third party consultants, design due diligence, pre- construction administration, reimbursable expenses, pricing plans, construction documents and construction administration) up to a maximum amount of Fifteen and 00/100 Dollars ($15.00) per square foot of rentable area in the Premises, (b) the cost of obtaining permits, (c) the documented cost of performing the work for the Additional Tenant Improvements, including the cost of procuring, constructing and installing all construction materials, (d) the cost of any change to the Base Building Improvements required by the approved plans, including all direct architectural and/or engineering fees and expenses incurred in connection therewith, and (e) Landlord’s construction administrative fee and out-of-pocket expenses to be paid to Landlord in accordance with Section 3.9 of the Tenant Improvement Agreement. Permitted Allowance Items shall not include furnishings, trade fixtures, equipment and other personal property, including cabling, switches, servers, routers and similar data and telecommunications equipment costs.

Exhibit 10.1
42.3Construction of Additional Tenant Improvements. The construction of the Additional Tenant Improvements shall be performed in accordance with the terms and conditions of the Tenant Improvement Agreement with such terms and conditions being reasonably applied to the Additional Tenant Improvements, mutatis mutandis.
42.4Disbursement of Additional Tenant Improvement Allowance. From and after the effective date of the first amendment to this Lease, Landlord shall disburse the Additional Tenant Improvement Allowance on a progress payment basis during the construction of the Additional Tenant Improvements in accordance with the same terms and conditions as applicable to the disbursement of the initial Tenant Improvement Allowance with such terms and conditions being reasonably applied to the Additional Tenant Improvement Allowance, mutatis mutandis. If Tenant fails to submit any necessary documentation for disbursement of the Additional Tenant Improvement Allowance on or before the date that is nine (9) months after the Expansion Premises Commencement Date, Landlord shall have no further obligation to disburse all or any remaining balance of the Additional Tenant Improvement Allowance to Tenant. Tenant shall not be entitled to a credit for any unused portion of the Additional Tenant Improvement Allowance in the form of a rent credit, rent abatement or otherwise.

42.5Restoration. Any restoration obligations of the Additional Tenant Improvements shall be governed by Section 10 of the Tenant Improvement Agreement. Landlord hereby acknowledges and agrees that: (a) if Tenant elects to remove the existing corridor between the originally-demised Premises and Expansion Premises as part of the Additional Tenant Improvements, Landlord shall not require restoration of the corridor, and (b) neither Tenant nor Workday shall be required to remove or restore any of the improvements existing in the Expansion Premises on the effective date of the first amendment to this Lease.
42.6Existing Tenant Improvement Agreement. The existing Tenant Improvement Agreement attached to this Lease as Exhibit D governed the initial improvements to the originally-demised Premises. The incorporation of the terms and conditions of the Tenant Improvement Agreement as provided in this Paragraph 42 with respect to the Additional Tenant Improvements shall not be deemed to infer that any obligations of Landlord under the Tenant Improvement Agreement with respect to the initial Tenant Improvements remain in effect as those Tenant Improvements have been completed.

42.7Application of Lease Provisions to Additional Tenant Improvements. From and after the Expansion Premises Commencement Date, all references in this Lease to the “Tenant Improvements” shall include the “Additional Tenant Improvements,” including, without limitation, references in Paragraphs 8.2.1, 11, 12, 25 and 26.
17.Letter of Credit. Landlord is holding a Letter of Credit in the Letter of Credit Amount of
$393,321.34, which Landlord shall continue to hold in accordance with the provisions of Paragraph 20 of the Existing Lease. At any time prior to the Extension Term Commencement Date, Tenant shall provide Landlord with a substitute Letter of Credit or an amendment to the existing Letter of Credit with a LC

Exhibit 10.1
Expiration Date of not earlier than September 30, 2031, and otherwise satisfying the requirements of Paragraph 20 of the Existing Lease. If Tenant delivers a substitute Letter of Credit (as opposed to an amendment to the existing Letter of Credit), then, within five (5) business days following the delivery to Landlord of such substitute Letter of Credit, Landlord shall return the existing Letter of Credit to Tenant.
18.Certifications.
18.1Tenant’s Certification. Tenant hereby certifies to Landlord that, as of the execution and delivery of this Amendment by Tenant to Landlord, there are no existing defenses against the enforcement of any of the obligations of Tenant under the Lease, and Landlord is not in default under the Lease by reason of its failure to perform any obligations thereunder, and there is no circumstance, event, condition or state of facts which, by the passage of time or the giving of notice, or both, could entitle Tenant to any such defenses or constitute or result in such a default.
18.2Landlord’s Certification. Landlord hereby certifies to Tenant that, as of the execution and delivery of this Amendment by Landlord to Tenant, there are no existing defenses against the enforcement of any of the obligations of Landlord under the Lease, and Tenant is not in default under the Lease by reason of its failure to perform any obligations thereunder, and there is no circumstance, event, condition or state of facts which, by the passage of time or the giving of notice, or both, could entitle Landlord to any such defenses or constitute or result in such a default.
19.Notice Addresses. Landlord’s and Tenant’s notice addresses and contacts set forth in the Basic Lease Information of the Existing Lease are hereby deleted in their entirety and replaced with the following:
Tenant’s Notice Address:    Freshworks Inc.
2950 South Delaware, Suite 201 San Mateo, California 94403 Attn: VP Global Workplace
With a copy of any notices of default or other notices of
    non-routine nature (e.g., estoppel requests):
Shartsis Friese LLP Attn: Scott Schneider sschneider@sflaw.com

Landlord’s Notice Address:    Bay Meadows Station 3 Investors, LLC
c/o Stockbridge Real Estate Funds Four Embarcadero Center, Suite 3300 San Francisco, California 94111 Attn: Kristin Paul

With a copy to:
Bay Meadows Station 3 Investors, LLC c/o Wilson Meany
Four Embarcadero Center, Suite 3300

Exhibit 10.1
San Francisco, California 94111 Attn: Janice Thacher
20.Real Estate Brokers. Tenant represents and warrants that Tenant has not had any dealings with any broker in connection with the negotiation or execution of this Amendment other than Jones Lang LaSalle (“Tenant’s Broker”), and Tenant agrees to indemnify Landlord and hold Landlord harmless from any and all costs (including reasonable attorneys’ fees), expenses or liability for commissions or other compensation claimed by any other broker or agent claiming to have had dealings with Tenant in connection with this Amendment. Landlord represents and warrants that Landlord has not had any dealings with any broker in connection with the negotiation or execution of this Amendment other than Newmark (“Landlord’s Broker”), and Landlord agrees to indemnify Tenant and hold Tenant harmless from any and all costs (including reasonable attorneys’ fees), expenses or liability for commissions or other compensation claimed by any other broker or agent claiming to have had dealings with Landlord in connection with this Amendment. Landlord shall, pursuant to a separate written agreement, pay the commission due Tenant’s Broker and Landlord’s Broker.
21.Exhibits. As of the Extension Term Commencement Date, Exhibit A and Exhibit A-1 to the Existing Lease are hereby deleted and replaced with Exhibit A and Exhibit A-1 attached hereto. As of the Effective Date, Exhibit H is hereby deleted and replaced with Exhibit H attached hereto and a new Exhibit J-1 and Exhibit J-2 attached hereto are inserted. The list of Exhibits in the Table of Contents is amended as follows:
Exhibit A    Depiction of Building Exhibit A-1    Floor Plans of the Premises
Exhibit H    Approved Tenant Logos for Signage Exhibit J-1     Depiction of Lobby Wall Area for Signage Exhibit J-2    Depiction of Lobby Glass Area for Signage

22.Miscellaneous.
22.1Except as modified by this Amendment, all of the terms, conditions and provisions of the Existing Lease shall remain in full force and effect and are hereby ratified and confirmed.
22.2To the extent the terms of the Existing Lease and this Amendment are inconsistent, the terms of this Amendment shall control.
22.3This Amendment contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof. It is understood that there are no oral agreements between Landlord and Tenant affecting the Existing Lease as hereby amended, and this Amendment supersedes and cancels any and all previous negotiations, representations, agreements and understandings, if any, between Landlord and Tenant and their respective agents with respect to the subject matter thereof, and none shall be used to interpret or construe the Lease. Tenant acknowledges that all prior communications from Landlord or its agents are not and were not, and shall not be construed to be, representations or warranties of Landlord or its agents as to the matters communicated, and have not and will not be relied upon by Tenant.

Exhibit 10.1
22.4This Amendment may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement. This Amendment may be executed by a party’s signature transmitted by electronic mail in portable document format (“pdf”) or through an electronic signature/online signature service such as “DocuSign”, and copies of this Amendment executed and delivered by means of pdf signatures or by DocuSign or similar service shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon pdf signatures as if such signatures were originals. Upon request by either party, any party executing and delivering this Amendment by pdf shall promptly thereafter deliver a counterpart of this Amendment containing said party’s original signature. All parties hereto agree that a pdf signature page may be introduced into evidence in any proceeding arising out of or related to this Amendment as if it were an original signature page.

Exhibit 10.1

IN WITNESS WHEREOF, the parties have caused this First Amendment to Lease to be executed as of the date first written above.
LANDLORD    TENANT

BAY MEADOWS STATION 3 INVESTORS,
LLC, a Delaware limited liability company

/s/ Kristen Paul
FRESHWORKS INC.,
a Delaware corporation

/s/ Tyler Sloat

Exhibit A

Depiction of Building

STATION 3
DELAWARE STREET
31ST AVENUE
LANDING AVENUE
DERBY AVENUE
29TH AVENUE

Exhibit A-1

Floor Plan of the Premises

Exhibit H
Approved Tenant Logos for Signage

Exhibit J-1
Depiction of Lobby Wall Area for Signage

Exhibit J-2
Depiction of Lobby Glass Area for Signage